Exhibit 99.1 – News Release

Ritchie Bros. reports second quarter 2022 results

VANCOUVER, August 4, 2022 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended June 30, 2022.

(All figures are presented in U.S. dollars)

“As our marketplace vision takes shape, Ritchie Bros. momentum continues with 10% GTV growth in the quarter despite a persistently tight supply environment. We are learning and gaining confidence from our growth initiatives and will continue to prudently invest in local yards, sales coverage and services to accelerate our topline while we advance our marketplace technology,” said Ann Fandozzi, CEO of Ritchie Bros.

“We are pleased with our continued strong financial performance in the quarter with service revenue growth significantly outpacing our double digit GTV growth. For example, Ritchie Bros. Financial Services revenue grew 69% as our investments in this area continue to bear fruit,” said Eric Jacobs, CFO of Ritchie Bros.

Net income attributable to stockholders decreased 12% to $53.4 million, compared to $60.7 million in the second quarter of 2021. Diluted earnings per share (“EPS”) attributable to stockholders decreased 13% to $0.48 per share in the second quarter of 2022 as compared to $0.55 per share in the second quarter of 2021. Non-GAAP diluted adjusted EPS attributable to stockholders increased 10% to $0.74 per share in the second quarter of 2022 compared to $0.67 per share in the second quarter of 2021.

For the second quarter of 2022 as compared to the second quarter of 2021:

Consolidated results:

●	Total revenue increased 22% to $484.5 million
o	Service revenue increased 13% to $286.5 million
o	Inventory sales revenue increased 38% to $198.0 million
●	Operating income increased 3% to $91.9 million
●	Non-GAAP adjusted operating income increased 12% to $119.6 million
●	Net income decreased 12% to $53.4 million
●	Non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA) increased 11% to $136.2 million
●	Cash provided by operating activities was $198.0 million for the first six months of 2022
●	Cash on hand at the end of second quarter of 2022 was $531.7 million, of which $367.3 million was unrestricted, and restricted cash decreased 84% in the six month period ending June 30, 2022 as a result of the redemption of the Company’s 2021 Notes[1] in the quarter for $931.0 million

Auctions & Marketplaces segment results:

●	GTV increased 10% to $1.7 billion and increased 13% when excluding the impact of foreign exchange
●	A&M total revenue increased 22% to $433.0 million
o	Service revenue increased 10% to $235.0 million
o	Inventory sales revenue increased 38% to $198.0 million

Other Services segment results:

●	Other Services total revenue increased 29% to $51.5 million
o	RBFS revenue increased 69% to $19.9 million
o	SmartEquip revenue of $5.0 million was recognized in the second quarter of 2022, which was its second full quarter since its acquisition in November 2021

In addition, the total number of organizations activated on the Company’s Business Inventory Management System (“IMS”), a gateway into its marketplace, increased by 50% as compared to the first quarter of 2022.

Other Company developments:

●	On June 2, 2022, the Company announced the appointment of Eric Jacobs as its Chief Financial Officer, effective June 6, 2022. Sharon Driscoll, the former Chief Financial Officer, is remaining with the Company in an advisory capacity to assist with the transition prior to her previously announced retirement.

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Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended June 30,				Six months ended June 30,
			% Change				% Change
	2022	2021	2022 over 2021		2022	2021	2021 over 2020
Commissions	$136,403	$129,334	5%		$252,778	$233,309	8%
Fees	150,099	123,414	22%		278,585	225,469	24%
Total service revenue	286,502	252,748	13%		531,363	458,778	16%
Inventory sales revenue	198,044	143,613	38%		347,104	269,138	29%
Total revenue	484,546	396,361	22%		878,467	727,916	21%
Costs of services	45,039	41,301	9%		84,054	79,167	6%
Cost of inventory sold	176,171	131,023	34%		307,753	241,770	27%
Selling, general and administrative	144,277	109,560	32%		270,883	223,799	21%
Total operating expenses	393,026	307,019	28%		723,927	594,140	22%
Gain on disposition of property, plant and equipment	347	175	98%		170,167	243	69,928%
Operating income	91,867	89,517	3%		324,707	134,019	142%
Operating income as a % of total revenue	19.0%	22.6%	(360)	bps	37.0%	18.4%	1,860	bps
Non-GAAP adjusted operating income	119,579	106,973	12%		208,439	164,748	27%
Non-GAAP adjusted operating income as a % of total revenue	24.7%	27.0%	(230)	bps	23.7%	22.6%	110	bps
Net income attributable to stockholders	53,365	60,749	(12)%		231,459	88,937	160%
Non-GAAP adjusted net income attributable to stockholders	83,072	74,545	11%		134,035	110,540	21%
Non-GAAP adjusted EBITDA	136,219	122,970	11%		192,624	195,874	(2)%
Diluted EPS attributable to stockholders	$0.48	$0.55	(13)%		$2.07	$0.80	159%
Non-GAAP diluted adjusted EPS attributable to stockholders	$0.74	$0.67	10%		$1.20	$0.99	21%
Effective tax rate	28.8%	25.7%	310	bps	20.0%	24.9%	(490)	bps
Total GTV	1,684,276	1,527,642	10%		3,123,381	2,802,182	11%
Service GTV	1,486,232	1,384,029	7%		2,776,277	2,533,044	10%
Service revenue as a % of total GTV - Rate	17.0%	16.5%	50	bps	17.0%	16.4%	60	bps
Inventory GTV	198,044	143,613	38%		347,104	269,138	29%
Service GTV as a % of total GTV - Mix	88.2%	90.6%	(240)	bps	88.9%	90.4%	(150)	bps
Inventory sales revenue as a % of total GTV - Mix	11.8%	9.4%	240	bps	11.1%	9.6%	150	bps

Certain amounts in the prior period have been reclassified from selling, general and administrative expenses to cost of services.

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Segment Overview

(in U.S $000's)	Three months ended June 30, 2022			Six months ended June 30, 2022
	A&M	Other	Consolidated	A&M	Other	Consolidated
Commissions	$136,403	—	$136,403	$252,778	—	$252,778
Fees	98,588	51,511	150,099	183,217	95,368	278,585
Total service revenue	234,991	51,511	286,502	435,995	95,368	531,363
Inventory sales revenue	198,044	—	198,044	347,104	—	347,104
Total revenue	433,035	51,511	484,546	783,099	95,368	878,467
Ancillary and logistical service expenses	—	13,446	13,446	—	24,201	24,201
Other costs of services	28,985	2,608	31,593	54,559	5,294	59,853
Cost of inventory sold	176,171	—	176,171	307,753	—	307,753
Selling, general and administrative	125,535	18,742	144,277	234,346	36,537	270,883
Segment profit	$102,344	16,715	$119,059	$186,441	29,336	$215,777
Total GTV	1,684,276	N/A	N/A	3,123,381	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.0%	N/A	N/A	—%	N/A	N/A

(in U.S $000's)	Three months ended June 30, 2021			Six months ended June 30, 2021
	A&M	Other	Consolidated	A&M	Other	Consolidated
Commissions	$129,334	$—	$129,334	$233,309	$—	$233,309
Fees	83,334	40,080	123,414	151,430	74,039	225,469
Total service revenue	212,668	40,080	252,748	384,739	74,039
Inventory sales revenue	143,613	—	143,613	269,138	—	269,138
Total revenue	356,281	40,080	396,361	653,877	74,039	727,916
Ancillary and logistical service expenses	—	14,819	14,819	—	27,088	27,088
Other costs of services	25,176	1,306	26,482	49,480	2,599	52,079
Cost of inventory sold	131,023	—	131,023	241,770	—	241,770
Selling, general and administrative	99,215	10,345	109,560	201,996	21,803	223,799
Segment profit	$100,867	$13,610	$114,477	160,631	22,549	183,180
Total GTV	1,527,642	N/A	N/A	2,802,182	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.9%	N/A	N/A	—%	N/A	N/A

Second Quarter 2022 Consolidated Performance Overview

Total GTV increased 10% to $1.7 billion and increased 13% when excluding the impact of foreign exchange in the second quarter of 2022. GTV increased year-over-year with consistently strong used equipment values, aided by inflation, partially offset by lower lot counts, unfavourable mix and an unfavourable impact of foreign exchange. In Canada, total GTV increased primarily driven by several large inventory packages in Western Canada and strong year-over-year performances at its agricultural events. Canada also benefited from higher GTV generated by RBFS via PurchaseSafe which provides escrow services for private brokered transactions. In the United States, the Company saw very favourable year-over-year performances across a number of its auctions and began to see the results of its strategic growth initiatives, including from its local yards, and investments made in its sales teams in Texas. In International, total GTV grew significantly in Australia, driven by a higher number of inventory packages and strong performances from a large new national auction event attributable primarily to overall improved market conditions and the lifting of border restrictions.

Total revenue increased 22% to $484.5 million in the second quarter of 2022, with total service revenue increasing by 13% and inventory sales revenue increasing by 38%.

Service revenue increased 13%, with fees revenue increasing 22% and commissions revenue increasing 5%. Fee revenue increased 22% with buyer fees growing faster than GTV increase of 10%, reflecting the increase in buyer fee rates implemented in early 2022. Fees revenue also increased due to higher RBFS revenues on higher funded volumes, and the inclusion of fees from SmartEquip since its acquisition on November 2, 2021.

Commissions revenue increased 5%, slightly less than the 7% increase in Service GTV primarily driven by the non-repeat of several high performing guarantee contracts in Canada, as well as a lower commissions revenue from a higher proportion of GTV contributed by RBFS from facilitating financing arrangements.

Inventory sales revenue increased 38% primarily due to higher activity in Canada. The improved year-over-year performances in Canada were driven primarily by two large inventory contracts in the transportation sector. In International, inventory sales revenue grew in Australia from higher inventory contracts sold at a large new national auction event, as well as a result of the overall

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improvement in market conditions and the lifting of border restrictions. In the United States, higher volume of inventory contracts contributed to higher inventory sales revenue.

Costs of services increased 9% to $45.0 million, in line with total GTV increase of 10%. This increase was also partly due to higher employee compensation expenses as a result of the acquisition of SmartEquip on November 2, 2021 and in the GovPlanet business to support its growth strategy. In addition, the Company incurred additional fees paid to third parties in connection with profit sharing arrangements on inventory packages. Building, facilities and technology expenses also increased, primarily due to the inclusion of SmartEquip’s costs. These increases were partially offset by lower ancillary and logistical service expenses, in line with the decrease in ancillary fees driven by lower fees earned on redeployment of assets in the United States.

Cost of inventory increased 34% to $176.2 million, primarily in line with 38% increase in inventory sales revenue. Cost of inventory sold increased at a lower rate than the increase in inventory sales revenue, indicating an increase in the revenue rates, primarily in Canada.

Selling, general and administrative increased 32% to $144.3 million. Selling, general and administrative includes share-based payments of $13.6 million, non-recurring advisory, legal, and restructuring costs charges of $1.1 million, as well as selling, general and administrative from SmartEquip of $2.9 million. The increases in selling, general and administrative were primarily due to higher short-term incentive expenses and higher share-based payments driven by strong performance. Share-based payments also increased as a result of a higher expense relating to share-based awards issued to senior executives, and higher expense from the premium-priced options and performance share units with market conditions granted in late 2021. Wages, salaries and benefits expenses also increased, driven by a higher headcount, in part due to the acquisition of SmartEquip, as well as to accelerate the Company’s growth initiatives and its transformational journey to become a trusted global marketplace. Building, facilities and technology costs also increased mainly due to the amortization of the right-of-use asset of the Bolton property from the sale and lease back arrangement completed in the first quarter of 2022, as well as higher costs as the Company shifts to cloud-based solutions to improve customer experiences. In addition, the Company saw higher travel, advertising and promotion costs from increased activity in global travel, and higher marketing expenses to promote new initiatives. Inflation has also driven higher personnel and travel costs. Professional fees also increased primarily driven by the Company’s investment in new modern architecture to support its future marketplace and services strategy. These increases were partially offset by a favourable impact of foreign exchange.

Net income attributable to stockholders decreased 12% to $53.4 million primarily due to higher interest expense which included the loss on redemption of the 2021 Notes and certain related interest expense incurred in the quarter in connection with the discontinued Euro Auctions acquisition. Non-GAAP adjusted net income attributed to stockholders increased 11% to $83.1 million in the second quarter of 2022 compared to $74.5 million in the second quarter of 2021.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders decreased 13% to $0.48 per share for the second quarter of 2022 from $0.55 per share in the second quarter of 2021. Non-GAAP diluted adjusted EPS attributable to stockholders increased 10% to $0.74 per share in the second quarter of 2022.

Dividend Information

Quarterly dividend

On August 3, 2022, the Company declared a quarterly cash dividend of $0.27 per common share, payable on September 14, 2022 to shareholders of record on August 24, 2022.

Second Quarter 2022 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended June 30, 2022 at 8am Pacific time / 11am Eastern time / 4pm BST on August 5, 2022. The replay of the webcast will be available through September 5, 2022.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

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About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Ritchie Bros. Energy. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, and growth and value prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions, including inflation and rising interest rates; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate acquired companies, and to receive the anticipated benefits of such acquisitions; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Second Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2022	2021	2022 over 2021	2022	2021	2020 over 2019
GTV	$1,684,276	$1,527,642	10%	$3,123,381	$2,802,182	11%
Revenues:
Service revenues	$286,502	$252,748	13%	$531,363	$458,778	16%
Inventory sales revenue	198,044	143,613	38%	347,104	269,138	29%
Total revenues	484,546	396,361	22%	878,467	727,916	21%
Operating expenses:
Costs of services	45,039	41,301	9%	84,054	79,167	6%
Cost of inventory sold	176,171	131,023	34%	307,753	241,770	27%
Selling, general and administration	144,277	109,560	32%	270,883	223,799	21%
Acquisition-related costs	3,399	3,049	11%	13,036	5,971	118%
Depreciation and amortization	24,298	21,935	11%	48,523	43,005	13%
Foreign exchange (gain) loss	(158)	151	(205)%	(322)	594,140	(100)%
Total operating expenses	393,026	307,019	28%	723,927	1,187,852	(39)%
Gain on disposition of property, plant and equipment	347	175	98%	170,167	243	69,928%
Operating income	91,867	89,517	3%	324,707	(459,693)	(171)%
Interest expense	(18,463)	(8,867)	108%	(39,149)	(17,813)	120%
Change in fair value of derivatives, net	—	—	—%	1,263	—	100%
Other income, net	1,639	1,196	37%	2,558	2,198	16%
Income before income taxes	75,043	81,846	(8)%	289,379	(475,308)	(161)%
Income tax expense	21,632	21,065	3%	57,867	29,484	96%
Net income	$53,411	$60,781	(12)%	$231,512	$(504,792)	(146)%
Net income attributable to:
Stockholders	$53,365	$60,749	(12)%	$231,459	$88,937	160%
Non-controlling interests	46	32	44%	53	(17)	(412)%
	$53,411	$60,781	(12)%	$231,512	$88,920	160%
Earnings per share attributable to stockholders:
Basic	$0.48	$0.55	(13)%	$2.09	$0.81	158%
Diluted	$0.48	$0.55	(13)%	$2.07	$0.80	159%
Weighted average number of share outstanding:
Basic	110,760,339	110,311,615	0%	110,705,182	110,144,229	1%
Diluted	111,705,102	111,334,184	0%	111,681,644	111,302,711	0%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

Year ended June 30,	2022	2021

Assets
Cash and cash equivalents	$367,289	$326,113
Restricted cash	164,371	102,875
Trade and other receivables	295,241	150,895
Less: allowance for credit losses	(3,763)	(4,396)
Inventory	124,964	102,494
Other current assets	36,212	64,346
Income taxes receivable	12,525	19,895
Total current assets	996,839	762,222

Restricted cash	—	933,464
Property, plant and equipment	442,743	449,087
Other non-current assets	168,360	142,504
Intangible assets	332,615	350,516
Goodwill	945,950	947,715
Deferred tax assets	7,458	7,406
Total assets	$2,893,965	$3,592,914

Liabilities and Equity
Auction proceeds payable	$493,688	$292,789
Trade and other liabilities	254,514	280,308
Income taxes payable	31,362	5,677
Short-term debt	8,637	6,147
Current portion of long-term debt	4,617	3,498
Total current liabilities	792,818	588,419

Long-term debt	639,755	1,733,940
Other non-current liabilities	155,911	147,260
Deferred tax liabilities	61,396	52,232
Total liabilities	1,649,880	2,521,851

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
110,735,243 (December 31, 2021: 110,618,049)	235,244	227,504
Additional paid-in capital	73,014	59,535
Retained earnings	1,015,301	839,609
Accumulated other comprehensive loss	(79,883)	(55,973)
Stockholders' equity	1,243,676	1,070,675
Non-controlling interest	409	388
Total stockholders' equity	1,244,085	1,071,063
Total liabilities and equity	$2,893,965	$3,592,914

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Year ended June 30,	2022	2021
Cash provided by (used in):
Operating activities:
Net income	$231,512	$88,920
Adjustments for items not affecting cash:
Depreciation and amortization	48,523	43,005
Share-based payments expense	21,527	16,183
Deferred income tax expense	9,480	1,719
Unrealized foreign exchange gain	(1,965)	(65)
Gain on disposition of property, plant and equipment	(170,167)	(243)
Loss on redemption of the 2021 Notes	4,792	—
Amortization of debt issuance costs	2,352	1,443
Amortization of right-of-use assets	8,586	6,280
Change in fair value of derivatives	(1,263)	—
Other, net	2,805	1,568
Net changes in operating assets and liabilities	41,844	52,577
Net cash provided by operating activities	198,026	211,387
Investing activities:
Acquisitions, net of cash acquired	(63)	728
Property, plant and equipment additions	(4,522)	(4,616)
Proceeds on disposition of property, plant and equipment	165,132	342
Intangible asset additions	(15,730)	(17,361)
Issuance of loans receivable	(6,093)	(2,622)
Repayment of loans receivable	1,554	226
Net cash used in investing activities	140,278	(23,303)
Financing activities:
Dividends paid to stockholders	(55,352)	(48,537)
Dividends paid to NCI	—	(26)
Proceeds from exercise of options and share option plans	2,862	10,699
Payment of withholding taxes on issuance of shares	(3,716)	(9,155)
Net increase (decrease) in short-term debt	2,722	6,842
Repayment of long-term debt	(1,093,772)	(5,328)
Debt issue costs	(3,677)	—
Repayment of finance lease obligations	(5,390)	(5,355)
Net cash used in financing activities	(1,156,323)	(50,860)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(12,773)	(1,396)
Increase	(830,792)	135,828
Beginning of period	1,362,452	306,895
Cash, cash equivalents, and restricted cash, end of period	$531,660	$442,723

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Selected Data

(Unaudited)

Total auction metrics

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Bids per lot sold *	28	27	4%	28	28	—%
Total lots sold *	144,167	148,206	(3)%	249,934	263,035	(5)%

* Management reviews industrial equipment auction metrics excluding GovPlanet; as a result, GovPlanet business metrics are excluded from these metrics

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure”.

Non-GAAP Adjusted Operating Income Reconciliation

The Company believes that non-GAAP adjusted operating income provides useful information about the growth or decline of its operating income for the relevant financial period and eliminates the financial impact of adjusting items the Company do not consider to be part of its normal operating results.

Non-GAAP adjusting operating income eliminates the financial impact of adjusting items from operating income, which are significant recurring and non-recurring items that the Company do not consider to be part of its normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

In 2021, the Company updated the calculation of non-GAAP adjusted operating income to add-back share-based payments expense, all acquisition-related costs (including any share-based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. The Company has also adjusted for certain non-recurring advisory, legal and restructuring costs. These adjustments in 2021 have been applied retrospectively to all periods presented, as applicable.

The following table reconciles non-GAAP adjusted operating income to operating income, which is the most directly comparable GAAP measure in the consolidated financial statements.

(in U.S. $000's, except percentages)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Operating income	$91,867	$89,517	3%	$324,707	$134,019	142%
Share-based payments expense	13,640	7,540	81%	19,026	11,318	68%
Acquisition-related costs	3,399	3,049	11%	13,036	5,971	118%
Amortization of acquired intangible assets	8,426	6,802	24%	16,958	13,443	26%
Gain on disposition of property, plant and equipment and related costs	1,153	(175)	(759)%	(168,667)	(243)	69,310%
Non-recurring advisory, legal and restructuring costs	1,094	240	356%	3,379	240	1,308%
Non-GAAP adjusted operating income	$119,579	$106,973	12%	$208,439	$164,748	27%

(1)	Please refer to page 12-13 for a summary of adjusting items during the three months and year ended June 30, 2022 and June 30, 2021.
(2)	Non-GAAP adjusted operating income represents operating income excluding the effects of adjusting items.

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Non-GAAP Adjusted Net Income Attributable to Stockholders and Non-GAAP Diluted Adjusted EPS Attributable to Stockholders Reconciliation
The Company believes that non-GAAP adjusted net income attributable to stockholders provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Non-GAAP diluted adjusted EPS attributable to stockholders eliminates the financial impact of adjusting items which are after-tax effects of significant recurring and non-recurring items that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

In 2021, the Company updated the calculation of non-GAAP diluted adjusted EPS attributable to stockholders to add-back certain adjustments that have been applied retrospectively to all periods presented, as applicable (refer to non-GAAP adjusted operating income reconciliation above).

The following table reconciles non-GAAP adjusted net income attributable to stockholders and non-GAAP diluted adjusted EPS attributable to stockholders to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated financial statements.

(in U.S. $000's, except share and per share data, and percentages)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Net income attributable to stockholders	$53,365	$60,749	(12)%	$231,459	$88,937	160%
Share-based payments expense	13,640	7,540	81%	19,026	11,318	68%
Acquisition-related costs	3,399	3,049	11%	13,036	5,971	118%
Amortization of acquired intangible assets	8,426	6,802	24%	16,958	13,443	26%
Gain on disposition of property, plant and equipment and related costs	1,153	(175)	(759)%	(168,667)	(243)	69,310%
Loss on redemption of the 2021 Notes and certain related interest expense	9,664	—	100%	9,664	—	100%
Change in fair value of derivatives	—	—	—%	(1,263)	—	(100)%
Non-recurring advisory, legal and restructuring costs	1,094	240	356%	3,379	240	1,308%
Related tax effects of the above	(7,669)	(3,660)	110%	10,443	(9,126)	(214)%
Non-GAAP adjusted net income attributable to stockholders	$83,072	$74,545	11%	$134,035	$110,540	21%
Weighted average number of dilutive shares outstanding	111,705,102	111,334,184	0%	111,681,644	111,302,711	0%

Diluted earnings per share attributable to stockholders	$0.48	$0.55	(13)%	$2.07	$0.80	159%
Non-GAAP diluted adjusted EPS attributable to Stockholders	$0.74	$0.67	10%	$1.20	$0.99	21%

(1) Please refer to page 12-13 for a summary of adjusting items for the three months and year ended June 30, 2022 and June 30, 2021.

(2) Non-GAAP adjusted net income attributable to stockholders represents net income attributable to stockholders, excluding the effects of adjusting items.

(3) Non-GAAP diluted adjusted EPS attributable to stockholders is calculated by dividing non-GAAP adjusted net income attributable to stockholders, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Non-GAAP Adjusted EBITDA

The Company believes non-GAAP adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses non-GAAP adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period.

In 2021, the Company updated the calculation of non-GAAP diluted adjusted EPS attributable to stockholders to add-back certain adjustments that have been applied retrospectively to all periods presented, as applicable (refer to non-GAAP adjusted operating income reconciliation above).

The following table reconciles non-GAAP adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, the consolidated financial statements:

(in U.S. $000's, except percentages)	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Net income	$53,411	$60,781	(12)%	$231,512	$88,920	160%
Add: depreciation and amortization	24,298	21,935	11%	48,523	43,005	13%
Add: interest expense	18,463	8,867	108%	39,149	17,813	120%
Less: interest income	(871)	(332)	162%	(1,415)	(634)	123%
Add: income tax expense	21,632	21,065	3%	57,867	29,484	96%
EBITDA	116,933	112,316	4%	375,636	178,588	110%
Share-based payments expense	13,640	7,540	81%	19,026	11,318	68%
Acquisition-related costs	3,399	3,049	11%	13,036	5,971	118%
Gain on disposition of property, plant and equipment and related costs	1,153	(175)	(759)%	(168,667)	(243)	69,310%
Change in fair value of derivatives	—	—	—%	(1,263)	—	(100)%
Non-recurring advisory, legal and restructuring costs	1,094	240	356%	3,379	240	1,308%
Non-GAAP adjusted EBITDA	$136,219	$122,970	11%	$241,147	$195,874	23%

(1)	Please refer to page 12-13 for a summary of adjusting items during the three months and year ended June 30, 2022 and June 30, 2021.
(2)	Non-GAAP adjusted EBITDA is calculated by adding back depreciation and amortization expenses, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, and excluding the effects of any non-recurring or unusual adjusting items.

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Adjusting Items Non-GAAP Measures

In 2021, the Company began adjusting for share-based payment expenses, amortization of acquired intangible assets and all gains or losses on disposition of property, plant and equipment, which the Company did not consider to be part of its normal operating results. These adjustments in 2021 have been applied retrospectively to all periods presented.

Adjusting items during the three months and year ended June 30, 2022 were:

Recognized in the second quarter of 2022

●	$13.6 million share based payments expense.
●	$3.4 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$8.4 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$1.2 million gain on disposition of property, plant and equipment and related costs includes $1.3 million unwind relating to a non-cash fair market value adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, and $0.1 million gain on disposition of property, plant and equipment in the quarter.
●	$9.7 million loss on redemption of the 2021 Notes and certain related interest expense includes $4.8 million of loss on redemption of the 2021 Notes due to a difference between the reacquisition price of the 2021 Notes and the net carrying amount of the extinguished debt (primarily the write off of the unamortized debt issuance costs), as well as the write off of the deferred debt issuance costs of $0.7 million due to the expiry of the undrawn $205.0 million delayed-draw term loan facility in the quarter. A non-recurring interest expense of $4.2 million was also adjusted in the quarter relating to the 2021 Notes, which were redeemed as a result of the discontinued Euro Auctions acquisition.
●	$1.1 million of non-recurring advisory, legal and restructuring costs, which include $0.6 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of the Company’s IT team driven by its strategy to build a new digital technology platform, and $0.2 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the first quarter of 2022

●	$5.4 million share based payments expense.
●	$8.5 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$169.8 million gain recognized on the disposition of property, plant and equipment of which $169.1 million related to the sale of a property located in Bolton, Ontario.
●	$9.6 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$1.3 million gain due to the change in fair value of derivatives to manage the Company’s exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.3 million of non-recurring advisory, legal and restructuring costs, which include $0.9 million related to severance and retention costs in connection with the restructuring of the Company’s IT team driven by its strategy to build a new digital technology platform, $0.5 million terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

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Adjusting items during the three months and year ended June 30, 2021 were:

Recognized in the second quarter of 2021

●	$7.5 million share based payments expense.
●	$6.8 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$3.0 million of acquisition-related costs related to the acquisition of Rouse.
●	$0.2 million gain recognized on the disposition of property, plant and equipment
●	$0.2 million of non-recurring advisory, legal and restructuring costs related to SOX remediation costs relating to the Company’s efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the second quarter of 2021.

Recognized in the first quarter of 2021

●	$3.8 million share based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$2.9 million of acquisition-related costs related to the acquisition of Rouse.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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